Exhbit 10.2

April 28, 2003

Clinical Data Inc.
2 Thurber Boulevard
Smithfield, Rhode Island 02917

BioClinical Concepts, Inc.
103-F Creek Ridge Road
Greensboro, North Carolina 27406

Re: First Amendment

Gentlemen:

Clinical Data Inc., a Delaware corporation ("Clinical"), GPSI Acquisition, Inc., a Delaware corporation ("GPSI") and BioClinical Concepts, Inc., a Delaware Corporation ("BioClinical") (Clinical, GPSI and BioClinical are collectively referred to as "Borrowers") and LaSalle Business Credit, LLC, a Delaware limited liability company, ("Lender") have entered into that certain Loan and Security Agreement dated March 31, 2003 (the "Security Agreement"). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement hereby is amended as follows:

(a) Subsection 11(j) of the Agreement is hereby amended and restated in its entirety, as follows:

(j) Names and Trade Names

Each Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 11(j) hereto. Lender and Borrowers acknowledge and agree that GPSI Acquisition, Inc. will not be a party to this Agreement or the Other Agreements. All references to GPSI Acquisition, Inc. contained in this Agreement and the Other Agreements shall be deemed to be deleted.

(b) Subsection 17(g) of the Agreement is hereby amended and restated in its entirety, as follows:

(g) The transactions contemplated by that certain (i) Agreement and Plan of Merger dated as of April 29, 2003 by and among Novitron International, Inc., Clinical and Group Practice Services Incorporated and (ii) Certificate of Ownership and Merger merging GPSC Inc. with and into Bioclinical dated as of April 29, 2003, shall have been consummated;

2. This Amendment shall not become effective until fully executed by all parties hereto.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement thereto hereby is ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

LASALLE BUSINESS CREDIT, LLC By Title

ACKNOWLEDGED AND AGREED TO this 23rd day of April, 2003:

Clinical Data Inc.

By

Israel M. Stein
Title President/CFO

BioClinical Concepts, Inc.

By

Israel M. Stein
Title Vice President/Secretary